         As filed with the Securities and Exchange Commission on January 7, 2005
--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                       -----------------------------------

                             NABORS INDUSTRIES LTD.
             (Exact Name of Registrant as Specified in Its Charter)

                                     BERMUDA
                         (State or Other Jurisdiction of
                         Incorporation or Organization)

                                   98-0363970
                      (I.R.S. Employer Identification No.)

                      2ND FL. INTERNATIONAL TRADING CENTRE
                                     WARRENS
                              ST. MICHAEL, BARBADOS
                            TELEPHONE: (246) 421-9471
                              (Address of Principal
                               Executive Offices)

                             NABORS INDUSTRIES LTD.
                            2003 EMPLOYEE STOCK PLAN
                            (Full Title of the Plan)

                              BRUCE M. TATEN, ESQ.
                       VICE PRESIDENT AND GENERAL COUNSEL
                         NABORS CORPORATE SERVICES, INC.
                        515 WEST GREENS ROAD, SUITE 1200
                              HOUSTON, TEXAS 77067
                            TELEPHONE: (281) 874-0035
                     (Name and Address of Agent For Service)
          (Telephone Number, Including Area Code, of Agent For Service)


                         CALCULATION OF REGISTRATION FEE
================================================================================

                                              Proposed Maximum    Proposed Maximum
Title of Securities    Amount To Be          Offering Price Per  Aggregate Offering         Amount of
 To Be Registered       Registered               Share (1)            Price             Registration Fee
--------------------------------------------------------------------------------------------------------
Common Shares, par     3,500,000 shares (2)        $48.58          $170,030,000          $20,012.53
value $.001 per share
========================================================================================================

(1) Pursuant to Rule 457(h) of the Securities Act of 1933, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is based on the average of the high and low sales prices of the Common Shares on the American Stock Exchange on

January 5, 2005.

(2) If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered by this registration statement changes, the provisions of Rule 416 under the Securities Act of 1933 shall apply to this registration statement, and this registration statement shall be deemed to cover the additional securities resulting from the split of, or the dividend on, the securities covered by this registration statement.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      Pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended, the documents containing the information specified in Part I of Form S-8 will be sent or given to each participant in the Nabors Industries Ltd. 2003 Employee Stock Plan. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II below, taken together, constitute the Section 10(a) prospectus. Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with the introductory note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents have been filed with the Securities and Exchange Commission by Nabors Industries Ltd. ("Nabors") and are incorporated herein by reference and made a part hereof:

   - Nabors' Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed on March 15, 2004;

   - Nabors' Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, filed on May 7, 2004; Nabors' Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, filed on August 6, 2004; and Nabors' Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, filed on November 4, 2004;

   - Nabors' Current Reports on Form 8-K filed on September 20, 2004, October 27, 2004, October 29, 2004 and December 17, 2004; and

   - The description of Nabors' common shares contained in its Registration Statement on Form S-4, filed on January 2, 2002, as amended by Pre-Effective Amendment No. 1, Pre-Effective Amendment No. 2, Pre-Effective Amendment No. 3 and Pre-Effective Amendment No. 4 to Form S-4, filed on March 25, 2002, April 17, 2002, April 29, 2002, and May 10,
      2002, respectively (Registration No. 333-76198).

      All documents subsequently filed by Nabors pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered pursuant to this registration statement have been sold or that deregisters all securities then remaining unsold, shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents.

      Any statement contained in a document incorporated (or deemed to be incorporated) by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is (or is deemed to be) incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Under Bermuda law, a company is permitted to indemnify its directors and officers subject to certain restrictions. Section One (1) and Section Seventy-Five (75) of our Amended and Restated Bye-laws state:

            "Officer" means a Director, Secretary, or other officer of the Company appointed pursuant to these Bye-laws, but does not include any person holding the office of auditor in relation to the Company;

            "75. Exemption and Indemnification of Officers. Subject always to these Bye-laws, no Officer shall be liable for the acts, receipts, neglects or defaults of any other Officer nor shall any Officer be liable in respect of any negligence, default or breach of duty on his or her own part in relation to the Company or any Subsidiary, or for any loss, misfortune or damage which may happen, in or arising out of the actual or purported execution or discharge of his or her duties or the exercise or purported exercise of his or her powers or otherwise in relation to or in connection with his or her duties, powers or office.

            75.1. Subject always to these Bye-laws, every Officer shall be indemnified and held harmless out of the funds of the Company against all liabilities, losses, damages or expenses (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all legal and other costs and expenses properly payable) incurred or suffered by the Officer arising out of the actual or purported execution or discharge of the Officer's duties (including, without limitation, in respect of his or her service at the request of the Company as a director, officer, partner, trustee, employee, agent or similar functionary of another person) or the exercise or purported exercise of the Officer's powers or otherwise, in relation to or in connection with the Officer's duties, powers or office (including but not limited to liabilities attaching to the Officer and losses arising by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which such Officer may be guilty in relation to the Company or any Subsidiary of the Company).

            75.2. Every Officer shall be indemnified out of the funds of the Company against all liabilities arising out of the actual or purported execution or discharge of the Officer's duties or the exercise or purported exercise of the Officer's powers or otherwise, in relation to or in connection with the Officer's duties, powers or office, incurred by such Officer in defending any proceedings, whether civil or criminal, in which judgment is given in the Officer's favour, or in which the Officer is acquitted, or in connection with any application under the Companies Acts in which relief from liability is granted to the Officer by the court.

            75.3. In this Bye-law 75 (i) the term "Officer" includes, in addition to the persons specified in the definition of that term in Bye-law 1, the Resident Representative, a member of a committee constituted under these Bye-laws, any person acting as an Officer or committee member in the reasonable belief that the Officer has been so appointed or elected, notwithstanding any defect in such appointment or election, and any person who formerly was an Officer or acted in any of the other capacities described in this clause (i) and (ii) where the context so admits, references to an Officer include the estate and personal representatives of a deceased Officer or any such other person.

            75.4. The provisions for exemption from liability and indemnity contained in this Bye-law shall have effect to the fullest extent permitted by Applicable Law, but shall not extend to any matter which would render any of them void pursuant to the Companies Acts.

            75.5. To the extent that any person is entitled to claim an indemnity pursuant to these Bye-laws in respect of an amount paid or discharged by him or her, the relevant indemnity shall take effect as an obligation of the Company to reimburse the person making such payment (including advance payments of fees or other costs) or effecting such discharge.

            75.6. The rights to indemnification and reimbursement of expenses provided by these Bye-laws shall not be deemed to be exclusive of, and are in addition to, any other rights to which a person may be entitled. Any repeal or amendment of this Bye-law 75 shall be prospective only and shall not limit the rights of any Officer or the obligation of the Company with respect to any claim arising prior to any such repeal or amendment.

            75.7. In so far as it is permissible under Applicable Law, each Shareholder and the Company agree to waive any claim or right of action the Shareholder or it may at any time have, whether individually or by or in the right of the Company, against any Officer on account of any action taken by such Officer or the failure of such Officer to take any action in the performance of his duties with or for the Company, provided however, that such waiver shall not apply to any claims or rights of action arising out of the fraud or dishonesty of such Officer or to recover any gain, personal profit or advantage to which such Officer is not legally entitled.

            75.8. Subject to the Companies Acts, expenses incurred in defending any civil or criminal action or proceeding for which indemnification is required pursuant to this Bye-law 75 shall be paid by the Company in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified pursuant to this Bye-law 75.

            75.9. Each Shareholder of the Company, by virtue of its acquisition and continued holding of a Share, shall be deemed to have acknowledged and agreed that the advances of funds may be made by the Company as aforesaid, and when made by the Company under this Bye-law 75 are made to meet expenditures incurred for the purpose of enabling such Officer to properly perform his or her duties as an Officer."

      We have entered into agreements with certain of our directors and officers indemnifying them against expenses, settlements, judgments and fines in connection with any threatened, pending or completed action, suit, arbitration or proceeding where the individual's involvement is by reason of the fact that he is or was our director or officer or served at our request as a director or officer of another organization, except where such indemnification is not permitted under applicable law.

      In addition, we maintain insurance on behalf of our directors and executive officers insuring them against any liability asserted against them in their capacities as directors or executive officers or arising out of this status.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8. EXHIBITS.

      The following are filed as exhibits to this registration statement:

EXHIBIT NO.                                    DESCRIPTION OF EXHIBIT
----------                                     ----------------------
   +4.1            Memorandum of Association of Nabors Industries Ltd. (incorporated by reference to Annex
                   II to the proxy statement/prospectus included in Nabors Industries Ltd.'s Registration
                   Statement on Form S-4 (Registration No. 333-76198) filed May 10, 2002)

   +4.2            Amended and Restated Bye-Laws of Nabors Industries Ltd. (incorporated by reference to
                   Annex III to the proxy statement/prospectus included in Nabors Industries Ltd.'s
                   Registration Statement on Form S-4 (Registration No. 333-76198) filed May 10, 2002)

    5.1            Opinion of Appleby Spurling Hunter regarding the legality of the securities being registered

    15             Awareness Letter of PricewaterhouseCoopers LLP

   23.1            Consent of PricewaterhouseCoopers LLP

   23.2            Consent of Appleby Spurling Hunter (included in Exhibit 5.1)

    24             Powers of Attorney (included in signature page)

    +99            Nabors Industries Ltd. 2003 Employee Stock Plan (incorporated by reference to Annex D to Nabors Industries Ltd.'s Definitive Proxy Statement on Schedule 14A (File No.
                   000-49887) filed May 8, 2003)

---------------
+  Incorporated by reference as indicated.

ITEM 9.  UNDERTAKINGS.

(a)   The undersigned registrant hereby undertakes:

      1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Securities Act Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

      2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Nabors Industries Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this registration statement on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of St. Michael, Barbados this 7th day of January, 2005.

                                              NABORS INDUSTRIES LTD.

                                            By:    /s/ Daniel McLachlin
                                                --------------------------------
                                            Name:  Daniel McLachlin
                                            Title: Vice President -
                                                   Administration & Secretary

                                POWER OF ATTORNEY

      Each person whose signature to this registration statement appears below hereby appoints each of Eugene M. Isenberg, Anthony G. Petrello, and Bruce M. Taten as his attorney-in-fact, with full power of substitution, to sign on his behalf, individually and in the capacities stated below, and to file (i) any and all amendments and post-effective amendments to this registration statement and
(ii) any registration statement relating to the same offering pursuant to Rule 462(b) under the Securities Act of 1933, which amendments or registration statements may make such changes and additions as such attorney-in-fact may deem necessary or appropriate. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

        SIGNATURE                           TITLE                       DATE
        ---------                           -----                       ----
   /s/ Eugene M. Isenberg         Chairman and Chief            January 7, 2005
----------------------------      Executive Officer
       Eugene M. Isenberg

   /s/ Anthony G. Petrello        Deputy Chairman,              January 7, 2005
----------------------------      President, Chief
       Anthony G. Petrello        Operating Officer and
                                  Director

   /s/ Bruce P. Koch              Vice President and            January 7, 2005
----------------------------      Chief Financial Officer
       Bruce P. Koch

   /s/ Alexander M. Knaster       Director                      January 7, 2005
----------------------------
       Alexander M. Knaster

   /s/ James L. Payne             Director                      January 7, 2005
----------------------------
       James L. Payne

   /s/ Hans W. Schmidt            Director                      January 7, 2005
----------------------------
       Hans W. Schmidt

   /s/ Myron M. Sheinfeld         Director                      January 7, 2005
----------------------------
       Myron M. Sheinfeld

   /s/ Jack Wexler                Director                      January 7, 2005
----------------------------
       Jack Wexler

   /s/ Martin J. Whitman          Director                      January 7, 2005
----------------------------
       Martin J. Whitman

                                  EXHIBIT INDEX

EXHIBIT NO.                                    DESCRIPTION OF EXHIBIT
----------                                     ----------------------
   +4.1           Memorandum of Association of Nabors Industries Ltd. (incorporated by reference to Annex
                  II to the proxy statement/prospectus included in Nabors Industries Ltd.'s Registration
                  Statement on Form S-4 (Registration No. 333-76198) filed May 10, 2002)

   +4.2           Amended and Restated Bye-Laws of Nabors Industries Ltd. (incorporated by reference to
                  Annex III to the proxy statement/prospectus included in Nabors Industries Ltd.'s
                  Registration Statement on Form S-4 (Registration No. 333-76198) filed May 10, 2002)

    5.1           Opinion of Appleby Spurling Hunter regarding the legality of the securities being registered

    15            Awareness Letter of PricewaterhouseCoopers LLP

   23.1           Consent of PricewaterhouseCoopers LLP

   23.2           Consent of Appleby Spurling Hunter (included in Exhibit 5.1)

    24            Powers of Attorney (included in signature page)

   +99            Nabors Industries Ltd. 2003 Employee Stock Plan (incorporated by reference to Annex D to Nabors Industries Ltd.'s Definitive Proxy Statement on Schedule 14A (File No.
                  000-49887) filed May 8, 2003)

--------------
+  Incorporated by reference as indicated.